UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 29, 2016 (November 4, 2016)

SEEN ON SCREEN TV INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-21812
(Commission File No.)

4017 Colby Avenue
Everett, Washington  98201
(Address of principal executive offices and Zip Code)

425-367-4668
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01                          CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Previous independent registered public accounting firm

From July 4, 2015 through November 4, 2016, George Stewart, CPA ("Stewart") was the independent registered public accounting firm of Seen on Screen TV Inc. (the "Company"). On November 4, 2016, Stewart informed Antoine Jarjour, the Company's chief executive officer and a member of the Company's Board of Directors (the "Board"), that he was withdrawing as our auditor as a result of discontinuing the practice of accounting.

None of our previous audit reports, in particular the audit reports for the fiscal years ended October 31, 2015 and October 31, 2014, contained any adverse opinion or disclaimer of opinion, nor were qualified or modified as to uncertainty, audit scope, or accounting principles, except for a going concern qualification on the Company's financial statements for the fiscal years ended October 31, 2015 and October 31, 2014.

During the Company's two most recent fiscal years, the subsequent interim periods thereto, and through November 4, 2016, there were no disagreements (as defined in Item 304 of Regulation S-K) with the Stewart on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Stewart would have caused it to make reference in connection with its opinion to the subject matter of the disagreement. Further, during the Company's two most recent fiscal years, the subsequent interim periods thereto, and through November 4, 2016, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

We furnished Stewart with a copy of this disclosure on November 29, 2016, providing Stewart with the opportunity to furnish the Company with a letter addressed to the Commission stating whether he agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which he does not agree.  A copy of Stewart's response is filed as Exhibit 16.1 to this Report.

Previous independent registered public accounting firm

On November 4, 2016, we engaged Fruci & Associates II, PLLC, 218 North Bernard Street, 2nd Floor, Spokane, Washington 99201 an independent registered accounting firm, as our principal independent accountant with the approval of our board of directors.

During the fiscal years ended October 31, 2015 and October 31, 2014, and the subsequent interim periods through November 29, 2016, neither the Company nor anyone acting on its behalf consulted the Fruci & Associates II, PLLC with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that Fruci & Associates II, PLLC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was the subject of a disagreement or a reportable event set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Document Description

16.1	Letter from George Stewart, CPA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 29th day of November, 2016.

SEEN ON SCREEN TV INC.

BY:	ANTOINE JARJOUR
Antoine Jarjour
Principal Executive Officer and Principal Financial Officer